UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 25, 2024

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)
(415) 657-5500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 25, 2024, Cutera, Inc., or the Company, received a deficiency notice, or the Notice, from the Listing Qualifications Staff, or the Staff, of The Nasdaq Stock Market LLC, or Nasdaq, notifying the Company that, for the last 32 consecutive business days, the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5450(a)(1). The Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 24, 2025 (the Compliance Date), to regain compliance with the minimum bid price requirement by having shares of the Company’s common stock maintain a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days before the Compliance Date. If the Company’s common stock does not achieve compliance by the Compliance Date, the Company may be eligible for an additional 180-day period to regain compliance. To qualify for the second compliance period, the Company would be required to transfer its listing to the Nasdaq Capital Market and meet the continued listing requirement for market value of publicly held shares and all other applicable initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the second compliance period, and the Company does not regain compliance by the Compliance Date, the Staff will provide written notification that the Company’s common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the closing bid price of its common stock between now and the Compliance Date and, as appropriate, will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price requirement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2024, Michael A. Karavitis, the Company’s Chief Technology Officer, notified the Company of his resignation, effective September 30, 2024, as an employee of the Company. Dr. Karavitis will continue to advise the company to ensure a smooth transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: October 1, 2024	By:	/s/ Stuart Drummond
Stuart Drummond
Interim Chief Financial Officer